Exhibit 99.1

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

AUDITED COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owners

High Mountain Door & Trim, Inc. and Sierra Homes LLC (dba Innovative Cabinets & Design)

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of High Mountain Door & Trim, Inc. and Sierra Homes LLC (collectively “the Company”), as of December 31, 2020 and 2019, the related combined statements of income and changes in owner’s equity, and cash flows for each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the combined financial statements that was communicated or required to be communicated to the board of directors and that (i) relates to accounts or disclosures that are material to the combined financial statements, and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As described further in Note 2 to the combined financial statements, revenues derived from contracts with customers are recognized as the performance obligations are satisfied over time. The Company uses estimates of project costs incurred and total costs for each contract to recognize revenue. Under the cost-to-cost approach, the determination of the progress toward completion requires management to prepare estimates of the costs to complete. In addition, the Company’s contracts may include variable consideration related to contract modifications through change orders or claims, and management must also estimate the variable consideration the Company expects to receive in order to estimate the total contract revenue. We identified revenue recognized over time to be a critical audit matter.

The principal considerations for our determination that revenue recognized over time is a critical audit matter is that auditing management’s estimate of the progress toward completion of its projects was complex and subjective. This is due to the considerable judgement required to evaluate management’s determination of the forecasted costs to complete its contracts as future results may vary significantly from past estimates due to changes in facts and circumstances. In addition, auditing the Company’s measurement of variable consideration is also complex and highly judgmental and can have a material effect on the amount of revenue recognized.

Our audit procedures related to revenue recognized over time included the following, among others:

●	We obtained an understanding and evaluated the Company’s processes and controls related to contract revenue recognition.

●	We evaluated the Company’s cost-to-cost estimates by evaluating the appropriate application of the cost-to-cost method, including the significant assumptions used to develop the estimated cost to complete, and the completeness and accuracy of the underlying data.

●	We evaluated the estimated variable consideration by evaluating the appropriate application of the most likely amount method and examining relevant supporting documentation.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2021.

Draper, UT

January 27, 2022

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

COMBINED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$1,368,927	$1,212,972
Accounts receivable, net	1,900,892	917,510
Contract assets	160,118	84,980
Inventories, net	1,272,397	676,704
Prepaid expenses and other current assets	168,829	106,943
Total Current Assets	4,871,163	2,999,109

Property and equipment, net	589,588	614,402
Operating lease right-of-use assets	224,398	383,655
Other assets	47,431	26,274
TOTAL ASSETS	$5,732,580	$4,023,440

LIABILITIES AND OWNERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$341,265	$344,547
Contract liabilities	4,158,964	2,955,890
Current portion of notes payable	63,932	83,432
Current portion of finance lease liabilities	7,654	4,932
Current portion of operating lease liabilities	186,825	257,150
Total Current Liabilities	4,758,640	3,645,951

Notes payable, net of current portion	155,625	155,957
Finance lease liabilities, net of current portion	16,197	15,478
Operating lease liabilities, net of current portion	42,166	132,196
TOTAL LIABILITIES	4,972,628	3,949,582

Owners’ Equity	759,952	73,858

TOTAL LIABILITIES AND OWNERS’ EQUITY	$5,732,580	$4,023,440

The accompanying notes are an integral part of these combined financial statements.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

COMBINED STATEMENTS OF INCOME AND CHANGES IN OWNERS’ EQUITY

	For the Years Ended December 31,
	2020	2019
Net sales	$17,655,250	$15,249,851
Cost of sales	12,184,092	11,380,264
Gross Profit	5,471,158	3,869,587

Operating Expenses:
General and administrative	964,366	481,457
Personnel	2,552,683	1,961,307
Occupancy	341,093	326,509
Depreciation and amortization	210,826	173,829
Total Operating Expenses	4,068,968	2,943,102

Income From Operations	1,402,190	926,485

Other Income (Expense)
Other income	220	883
Gain on forgiveness of PPP loans	1,191,424	-
Interest expense	(21,830)	(12,908)
Gain (loss) on disposal of property and equipment	44,090	(11,401)
Total Other Income (Expense)	1,213,904	(23,426)

Net Income	$2,616,094	$903,059

Owners’ Equity (Deficit) - Beginning	$73,858	$(497,201)
Distribution paid	(1,930,000)	(332,000)
Owners’ Equity - Ending	$759,952	$73,858

The accompanying notes are an integral part of these combined financial statements.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,616,094	$903,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	210,826	173,829
Amortization of operating lease right-of-use assets	246,228	245,291
Loss (gain) on disposal of property and equipment	(44,090)	11,401
Gain on forgiveness of PPP loans	(1,191,424)	-
Changes in current assets and liabilities:
Accounts receivable	(983,382)	(412,432)
Contract assets	(75,138)	(84,980)
Inventory	(595,693)	242,843
Prepaid expenses and other assets	(83,043)	(78,107)
Accounts payable and accrued expenses	3,690	33,516
Contract liabilities	1,203,074	326,310
Operating lease liabilities	(247,326)	(239,600)
Net cash provided by operating activities	1,059,816	1,121,130

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(75,468)	(149,748)
Net cash used in investing activities	(75,468)	(149,748)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	1,184,452	-
Repayments of notes payable	(77,046)	(131,366)
Repayments of financing lease liabilities	(5,799)	(3,927)
Distributions paid	1,930,000)	(332,000)
Net cash used in financing activities	(828,393)	(467,293)

NET CHANGE TO CASH AND CASH EQUIVALENTS	155,955	504,089
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,212,972	708,883
CASH AND CASH EQUIVALENTS, END OF YEAR	$1,368,927	$1,212,972

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$14,858	$12,908
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Operating lease right-of-use asset and liability	$-	$628,946
Operating lease right-of-use asset and liability remeasurement	$86,971	$-
Financed purchases of property and equipment	$80,874	$163,671

The accompanying notes are an integral part of these combined financial statements.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

High Mountain Door & Trim Inc. (“HMD&T”) was formed under the laws of the State of Nevada on April 4, 2014. Sierra Homes, LLC, dba Innovative Cabinets & Design (“IC&D”) was formed under the laws of the State of Nevada on June 17, 2008. The entities collectively are referred to throughout as “we”, “us”, “our” or “the Company.”

HMD&T is headquartered in Reno, NV, and specializes in all aspects of finished carpentry products and services, working primarily with large homebuilders of single-family homes and commercial and multi-family developers. Finished carpentry includes all the finishing required for single-family and multi-family residential dwellings; these include doors, door frames, baseboards, crown molding, cabinetry, bathroom sinks and cabinets, hardware, bookcases, built-in closets, fireplace mantles, millwork, and window installations.

IC&D is headquartered in Reno, NV, and specializes in custom cabinetry and countertops working primarily with single-family homeowners, builders of multi-family homes, as well as commercial clients. Custom cabinetry and countertops include custom cabinet and countertop design and installation work in remodeling kitchens, bathrooms, home offices, etc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The combined financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. All intercompany transactions have been eliminated. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At December 31, 2020 and 2019, the Company had $1,021,291 and $733,126, respectively, in its domestic accounts in excess of Federal Deposit Insurance Corporation (“FDIC”) insured limits. No losses have been incurred by the Company as a result of such excesses of FDIC limits.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the cost-to-cost measure of progress method, allowance for doubtful accounts, and inventory reserve. Revisions in estimated revenue from contracts are made in the year in which circumstances requiring the revision become probable.

Revenue and Cost Recognition

The Company records revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This Accounting Standards Update (“ASU”) is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition (Continued)

Our revenues are derived primarily through contracts with customers whereby we specialize in all aspects of products and services relating to finished carpentry, custom cabinetry, and countertops. We recognize revenue when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.

A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Most of our contracts are bundled to include both material and installation services, we combine these items into one performance obligation as the overall promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and, therefore, is not distinct. We do offer assurance-type warranties on certain of our installed products and services that do not represent a separate performance obligation and, as such, do not impact the timing or extent of revenue recognition.

For any of our contracts that are not complete at the reporting date, we recognize revenue over time, because of the continuous transfer of control to the customer as work is performed at the customer’s site and, therefore, the customer controls the asset as it is being installed. We utilize the cost-to-cost measure of progress method as we believe this best depicts the transfer of control of assets to the customer, which occurs as costs are incurred. When this method is used, we estimate the costs to complete individual contracts and record as revenue that portion of the total contract price that is considered complete based on the relationship of costs incurred to date to total anticipated costs. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion, can be impacted by changes in productivity, scheduling, cost of labor, and materials. Additionally, external factors such as weather, and customer delays may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition, cash flow, and profitability from a particular contract may be adversely affected.

An insignificant portion of our sales, primarily retail sales, is accounted for on a point-in-time basis when the sale occurs. Sales taxes, when incurred, are recorded as a liability and excluded from revenue on a net basis.

Our contracts can be subject to modification to account for changes in contract specifications and requirements. We consider contract modifications to exist when the modification either creates new, or changes the existing, enforceable rights and obligations. Most of our contract modifications are for goods or services that are not distinct from the existing contract due to the significant integration service provided in the context of the contract and are accounted for as if they were part of that existing contract. The effect of a contract modification on the transaction price and our measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis.

All contracts are billed either contractually or as work is performed. Billing on our long-term contracts occurs primarily on a monthly basis throughout the contract period whereby we submit progress invoices for customer payment based on actual or estimated costs incurred during the billing period. On some of our contracts the customer may withhold payment on an invoice equal to a percentage of the invoice amount, which will be subsequently paid after satisfactory completion of each project. This amount is referred to as retainage and is common practice in the construction industry, as it allows for customers to ensure the quality of the service performed prior to full payment. The retention provisions are not considered a significant financing component.

Cost of revenues earned include all direct material and labor costs and those indirect costs related to contract performance. The cost of significant uninstalled materials, re-work, or scrap is generally excluded from the cost-to-cost measure of progress as it is not proportionate to the entity’s progress in satisfying the performance obligation.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract Assets and Contract Liabilities

We record a contract asset when we have satisfied our performance obligation prior to billing and a contract liability when a customer payment is received prior to the satisfaction of our performance obligation. The difference between the beginning and ending balances of our contract assets and liabilities primarily results from the timing of our performance and the customer’s payment. At times, we have a right to payment from previous performance that is conditional on something other than passage of time, such as retainage, which is included in contract assets or contract liabilities, as determined on a contract-by-contract basis.

As of December 31, 2020, the Company had $274,941 in retainage, of which $114,823 was netted against contract liabilities. As of December 31, 2019, the Company had $169,521 in retainage, of which $84,541 was netted against contract liabilities.

Accounts Receivable

Accounts receivable include billed and unbilled amounts for services provided to customers for which we have an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a contract-by-contract basis.

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. The Company historically collects substantially all its contract receivables from customers and bad debt expense has been historically immaterial to the combined financial statements. Uncollectible balances are expensed in the period it is determined to be uncollectible. The Company had no significant concentrations of receivables balances as of December 31, 2020 and 2019.

Inventories

Inventory mainly consists of doors, door frames, baseboards, crown molding, cabinetry, countertops, custom cabinets, closet shelving, and other related products. We value inventory at each balance sheet date to ensure that it is carried at the lower of cost or net realizable value with cost determined based on the average cost basis. A reserve for slow-moving and potentially obsolete inventories is recorded as of each balance sheet date and total inventories are presented net of that reserve. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. The Company estimated an obsolescence allowance of $76,300 at December 31, 2020 and December 31, 2019, respectively.

Property and Equipment

Property and equipment is stated at the historical cost and depreciated on a straight-line method over the estimated useful life of the asset. Expected useful lives of property and equipment vary but generally are the shorter of lease life or five years for leasehold improvements and five years for vehicles, equipment, and office furniture.

Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, the carrying value is reduced by the estimated excess of the carrying value over the fair value. An impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the long-lived assets as determined by projected discounted net future cashflows.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

The Company recognizes right-of-use ("ROU") assets and related lease liabilities on the balance sheet for all leases greater than one year in duration. Lease liabilities and their corresponding ROU assets are initially measured at the present value of the unpaid lease payments as of the lease commencement date. As most of the Company's leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate ("IBR") based on the information available at the commencement date of the respective lease to determine the present value of future payments. The determination of the IBR requires judgment and is primarily based on publicly available information for companies within the same industry and with similar credit profiles. The Company adjusts the rate for the impact of collateralization, the lease term and other specific terms included in each lease arrangement. The IBR is determined at the lease commencement and is subsequently reassessed upon a modification to the lease arrangement.

Operating lease payments are recognized as an expense on a straight-line basis over the lease term and equal amounts of rent expense is attributed to each period during the term of the lease, regardless of when actual payments are made. This generally results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in later years. The difference between rent expense recognized and actual rental payments is typically represented as the spread between the ROU asset and lease liability.

Our facilities’ operating leases have lease and non-lease fixed cost components, which we account for as one single lease component in calculating the present value of minimum lease payments. Variable lease and non-lease cost components are expensed as incurred.

We do not recognize ROU assets and lease liabilities for short-term leases that have an initial lease term of 12 months or less. We recognize the lease payments associated with short-term leases as an expense on a straight-line basis over the lease term.

Completed Acquisition

On September 23, 2021, 1847 Cabinet Inc. (“1847 Cabinet”), a wholly owned subsidiary of 1847 Holdings LLC (“1847 Holdings”), entered into a securities purchase agreement with the Company, and Steven J. Parkey and Jose D. Garcia-Rendon (together, the “Sellers”), pursuant to which 1847 Cabinet agreed to acquire all of the issued and outstanding capital stock or other equity securities of the Company from the Sellers (the “Acquisition”).

On October 6, 2021, 1847 Cabinet, the Company and the Sellers entered into amendment No. 1 to securities purchase agreement to amend certain terms of the securities purchase agreement. On October 8, 2021, closing of the Acquisition was completed.

Pursuant to the terms of the securities purchase agreement, as amended (the “Purchase Agreement”), 1847 Cabinet acquired all of the issued and outstanding capital stock or other equity securities of the Company from the Sellers for an aggregate purchase price of $16,567,845, after certain adjustments made at closing and subject to additional post-closing adjustments as described below. The purchase price consists of (i) $10,687,500 in cash and (ii) the issuance by 1847 Cabinet of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345.

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following the closing, 1847 Cabinet must deliver to the Sellers its calculation of the final net working capital of the Company as of the closing date. If such final net working capital exceeds the estimated net working capital, 1847 Cabinet must, within seven days, pay to the Sellers an amount of cash that is equal to such excess. If the estimated net working capital exceeds the final net working capital, the Sellers must, within seven days, pay to 1847 Cabinet an amount in cash equal to such excess. As of the date of this report, the post-closing working capital adjustment has not been completed notwithstanding the fact that the date of this report is past the 75th day following closing. The Company and 1847 Cabinet have agreed with the Sellers to finalize the post-working capital adjustment promptly following the date of this report.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Completed Acquisition (Continued)

As noted above, a portion of the purchase price for the Acquisition was paid by the issuance of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345 by 1847 Cabinet to the Sellers (the “Seller Notes”). The Seller Notes bear interest at a rate of six percent (6%) per annum and are due and payable on October 8, 2024; provided that upon an event of default (as defined in the Seller Notes), such interest rate shall increase to ten percent (10%) per annum. 1847 Cabinet may prepay the Seller Notes in whole or in part, without penalty or premium, upon ten (10) business days prior written notice to the holders of the Seller Notes.

At any time prior to October 8, 2022, the holders may, in their sole discretion, elect to convert up to twenty percent (20%) of the original principal amount of the Seller Notes and all accrued, but unpaid, interest into such number of shares of the common stock of 1847 Cabinet determined by dividing the amount to be converted by a conversion price determined by dividing (i) the fair market value of 1847 Cabinet (determined in accordance with the Seller Notes) by (ii) the number of shares of 1847 Cabinet outstanding on a fully diluted basis. The holders may also exchange the Seller Notes or any portion thereof for securities of the Company pursuant to the exchange agreement described below.

Pursuant to the terms of the Seller Notes, 1847 Cabinet must provide at least thirty (30) days prior notice prior to the consummation of a corporate transaction (as defined in the Seller Notes), which generally includes (i) the sale of all or substantially all of the assets of 1847 Cabinet and the Company, (ii) the merger, consolidation or any other reorganization of any of these companies, other than a reorganization where the holders of the voting securities of such companies prior to such reorganization continue to hold a majority of the outstanding voting securities after such reorganization; or (iii) any transfer (whether by sale, merger, consolidation or otherwise) of more that fifty percent (50%) of the outstanding voting securities of any of these companies. In the event of such corporate transaction, the Sellers may exercise their right to convert a portion of the outstanding principal balance and accrued but unpaid interest into 1847 Cabinet’s common stock, exercise their right to exchange all or any portion of the outstanding principal balance and accrued but unpaid interest pursuant to the exchange agreement, and/or accelerate the maturity date such that the outstanding principal balance together with all accrued but unpaid interest and all other amounts payable under the Seller Notes (less any amounts to be converted or exchanged, if applicable) shall become due and payable in full upon the consummation of the corporate transaction.

The Seller Notes contain customary events of default, including in the event of a default under the Senior Notes described below. The rights of the holders to receive payments under the Seller Notes are subordinated to the rights of the Purchasers under Senior Notes described below.

On October 8, 2021, the Company entered into an exchange agreement with the Sellers (the “Exchange Agreement”), pursuant to which the Company granted the Sellers and their permitted assigns the right, but not the obligation, to exchange all of the principal amount and accrued but unpaid interest under the Seller Notes as may be the outstanding from time to time or any portion thereof for a number of common shares of the Company to be determined by dividing the amount to be converted by an exchange price equal to the higher of (i) the 30-day volume weighted average price for the common shares on the primary national securities exchange or over the counter market on which the common shares are traded over the thirty (30) trading days immediately prior to the applicable exchange date or (ii) $2.50 (subject to equitable adjustments for stock splits, stock combinations, recapitalizations and similar transactions).

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Cash, restricted cash, receivables, inventory, and prepaid expenses approximate fair value. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Income Taxes

All combined entities have elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the combined financial statements.

Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the combined financial statements to comply with provisions set forth in ASC 740, Income Taxes.

Impact of COVID-19

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in China. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The extent of the COVID-19 pandemic’s continued effect on our operational and financial performance and those of third parties on which the Company relies will depend on future developments, including the duration, spread and intensity of the outbreak, the pace at which jurisdictions across the country re-open and restrictions begin to lift. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. The Company does not yet know the full extent of potential impacts on its business and financing. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations and business and those of the third parties on which the Company relies.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. ASU 2014-09 is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods. The Company’s adoption of this ASU resulted in no material changes to the Company’s results of operations or balance sheet.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which made changes to the accounting for leases that primarily affect presentation and disclosure requirements. The new standard will require the recognition of a right to use asset and underlying lease liability for operating leases with an initial life in excess of one year. This standard is effective for private companies for years beginning after December 15, 2019. The Company’s adoption of this ASU resulted in the recognition of an ROU asset and liability in the amount of $628,946 and no material changes to the Company’s results of operations.

In August 2018, the FASB issued ASU 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods. The Company’s adoption of this ASU resulted in no material changes to the Company’s results of operations or balance sheet.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. This pronouncement was amended under ASU 2019-10 to allow an extension on the adoption date for entities that qualify as a small reporting company. The Company has elected this extension and the effective date for the Company to adopt this standard will be for fiscal years beginning after December 15, 2022. The Company has not completed its assessment of the standard but does not expect the adoption to have a material impact on the Company’s financial position, results of operations, or cash flows.

The Company currently believes that all other issued and not yet effective accounting standards are not relevant to the Company’s combined financial statements.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 3 – REVENUE RECOGNITION

The following table presents the Company’s revenues disaggregated by type of service of such revenue recognized during the years ended December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Finished carpentry	$11,547,948	$10,455,483
Custom cabinets and countertops	6,107,302	4,794,368

Net revenues	$17,655,250	$15,249,851

The following outstanding contract assets and liabilities related to our uncompleted contracts and customer deposits were as follows at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Contract assets	$160,118	$84,980
Contract liabilities	$4,158,964	$2,955,890

The difference between contract assets and contract liabilities as of December 31, 2020 compared to December 31, 2019 is primarily the result of timing differences between our performance of obligations under contracts and customer payments. We did not recognize any impairment losses on our receivables and contract assets during the years ended December 31, 2020 and 2019.

As of December 31, 2020, the Company had approximately $22.2 million of estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially satisfied).

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Leasehold improvements	$26,941	$11,225
Transportation equipment	785,982	725,723
Machinery and equipment	241,304	240,043
Office furniture and equipment	118,288	89,350

Total property and equipment	1,172,515	1,066,341
Less: accumulated depreciation	(582,927)	(451,939)

Property and equipment, net	$589,588	$614,402

Depreciation expense for the years ended December 31, 2020 and 2019 was $210,826 and $173,829, respectively.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 5 – LEASES

Financing Leases

On February 14, 2019, the Company entered in an equipment financing lease to purchase a lift truck for $24,337, maturing on January 19, 2024. As of December 31, 2020 and 2019, the balance payable was $15,869 and $20,410, respectively.

On June 2, 2020, the Company entered in an equipment financing lease to purchase office printers for $9,240, maturing on May 2, 2024. As of December 31, 2020 and 2019, the balance payable was $7,982 and $0, respectively.

Following is a summary of payments due on financing leases for the succeeding five years:

Year Ending December 31,	Amount

2021	$8,161
2022	8,161
2023	8,161
2024	1,515
2025	-
Thereafter	-
Total payments	25,998

Less: amount representing interest	(2,147)
Present value of minimum lease payments	$23,851

As of December 31, 2020 and 2019, the weighted-average remaining lease term for all finance leases is 3.10 years and 4.10 years, respectively.

Operating Leases

The Company has three facility leases, including a warehouse, showroom, and office facilities under long-term leases.

Commencing January 20, 2020, the Company amended their design center lease by extending the lease for an additional 3 years and provides a base rent of $2,936 for the first 12 months, which will increase by 3 percent every 12 months. In addition, the Company is responsible for all taxes, insurance, and certain operating costs during the lease term. The lease agreement contains customary events of default, representations, warranties and covenants. As a result of the lease amendment, the Company remeasured the lease and recognized an additional $86,971 lease liability and corresponding ROU asset.

As of December 31, 2020 and 2019, the weighted-average remaining lease term for all operating leases is 1.3 years and 1.7 years, respectively.

Because the Company generally does not have access to the rate implicit in operating leases, we utilize our incremental borrowing rate as the discount rate. The weighted average discount rate associated with operating leases as of December 31, 2020 and 2019 is 6.09 percent and 6.01 percent, respectively.

The Company recognizes operating lease expense on a straight-line basis over the lease term. Rental expense under the operating lease for the years ended December 31, 2020 and 2019 were $273,180 and $276,951, respectively.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 5 – LEASES (CONTINUED)

Operating Leases (Continued)

Supplemental balance sheet information related to lease at December 31, 2020 was as follows:

Operating lease right-of-use asset	$224,398

Lease liability, current portion	186,825
Lease liability, long-term	42,166
Total operating lease liability	228,991

Weighted-average remaining lease term (months)	16

Weighted average discount rate	6.01%

Future minimum lease payments under operating leases as of December 31, 2020 were as follows:

Year Ending December 31,	Amount

2021	$192,138
2022	37,375
2023	9,420
2024	-
2025	-
Thereafter	-
Total	$238,933

Less imputed interest	(9,942)
Total lease liability	$228,991

NOTE 6 – NOTES PAYABLE

The Company has financed purchases of transportation vehicles with notes payable which are secured by the vehicles purchased.

From April 8, 2020 to April 13, 2020, the Company received a total of $1,184,452 in Paycheck Protection Program (“PPP”) loans from the Small Business Administration (“SBA”) under provisions of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP loans have two-year terms and bear interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP provides that the PPP loans may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the proceeds from the PPP loans for qualifying expenses and to applied for forgiveness of the PPP loans in accordance with the terms of the CARES Act. On November 13, 2020, the Company received notice from Heritage Bank of Nevada that its loans had been forgiven in its entirety by the SBA.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 6 – NOTES PAYABLE (CONTINUED)

Notes payable consist of the following at December 31, 2020 and 2019:

	Origination	Maturity	Interest	December 31,	December 31,
Lender	Date	Date	Rate	2020	2019

Isuzu Finance of America	03/23/15	04/01/20	6.30%	$-	$2,337
Reno Buick GMC Cadillac	09/06/15	09/06/21	3.50%	-	16,766
Reno Buick GMC Cadillac	09/06/15	09/06/21	3.50%	-	15,219
Reno Buick GMC Cadillac	12/09/16	12/23/22	4.70%	13,088	19,180
Future Ford Lincoln	07/31/18	08/14/23	6.09%	13,735	18,329
Future Ford Lincoln	07/31/18	08/14/23	6.09%	8,245	11,004
Future Ford Lincoln	07/31/18	08/14/23	6.09%	8,245	11,004
Future Ford Lincoln	07/31/18	08/14/23	6.09%	13,735	18,329
US Bank	04/10/19	04/01/24	6.80%	47,544	59,834
Future Ford Lincoln	06/13/19	06/28/23	6.34%	11,158	15,140
Future Ford Lincoln	06/13/19	06/28/23	6.34%	14,544	19,735
Future Ford Lincoln	12/27/19	01/10/24	5.24%	10,832	13,723
Future Ford Lincoln	12/27/19	01/10/24	5.24%	14,831	18,789
Reno Buick GMC Cadillac	02/26/20	03/11/26	3.99%	31,800	-
Reno Buick GMC Cadillac	02/26/20	03/11/26	3.99%	31,800	-

Total notes payable				$219,557	$239,389
Less: current portion				(63,932)	(155,957)
Notes payable, net of current portion				$155,625	$83,432

Following is a summary of notes payable payments due for the succeeding five years:

Year Ending December 31,	Amount

2021	$63,932
2022	67,707
2023	53,001
2024	18,531
2025	13,044
Thereafter	3,342

Total	$219,557

NOTE 7 – SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than ten percent of the Company’s revenues and purchases.

In 2020 and 2019, the Company purchased a substantial portion of finished goods from four third-party vendors, which compromised 54.2% percent and 48.5% percent of the Company’s purchases, respectively. The Company believes there are numerous other suppliers that could be substituted should any of the suppliers become unavailable or non-competitive.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 8 – COMMITMENTS AND CONTINGENCIES

There are no legal proceedings which the Company believes will have a material adverse effect on its financial position.

NOTE 9 – SUBSEQUENT EVENTS

On December 7, 2020, the Company entered into a new warehouse and office lease, which commenced on January 1, 2021. The lease has a 5-year term and provides a base rent of $15,600 for the first 12 months, which will increase by 3 percent every 12 months. In addition, the Company is responsible for the proportional share taxes, insurance, and certain operating costs during the lease term. The lease agreement contains customary events of default, representations, warranties and covenants.

From February through May 2021, the Company financed purchases of five transportation vehicles through the issuance of notes payable for $97,528, which are secured by the vehicles purchased. The notes mature in five years and have an interest rate of 3.74%.

On March 24, 2021, the Company received $362,815 from a second PPP loan from the SBA under provisions of the CARES Act. The PPP loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP provides that the PPP loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the proceeds from the PPP loans for qualifying expenses and to applied for forgiveness of the PPP loans in accordance with the terms of the CARES Act. On October 6, 2021, the Company received notice from Heritage Bank of Nevada that its loan had been forgiven in its entirety by the SBA.

On October 29, 2021, the Company entered into a new warehouse and office lease with an estimated commencement date of February 1, 2022. The lease has a 5-year term and provides a base rent of $29,400 for 12 months, which will increase by 4 percent every 12 months. In addition, the Company is responsible for the proportional share of taxes, insurance, and certain operating costs during the lease term. The lease agreement contains customary events of default, representations, warranties and covenants.

On October 6, 2021, 1847 Cabinet, the Company and the Sellers entered into amendment No. 1 to securities purchase agreement to amend certain terms of the securities purchase agreement. On October 8, 2021, closing of the Acquisition was completed. Pursuant to the terms of the securities purchase agreement, as amended, 1847 Cabinet acquired all of the issued and outstanding capital stock or other equity securities of the Company from the Sellers for an aggregate purchase price of $16,567,845, after certain adjustments made at closing and subject to additional post-closing adjustments. The purchase price consists of (i) $10,687,500 in cash and (ii) the issuance by 1847 Cabinet of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345 as described further in Note 2.

Subsequent to December 31, 2020, the Company paid $4,007,863 in owner distributions.